SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT


Date of Report (Date of earliest event reported):  January 11, 2001

                             FULL MOON UNIVERSE, INC.
            (Exact name of registrant as specified in its charter)

        Washington                     1-1337                     91-0684860
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                    File Number)            Identification No.)


            1645 North Vine Street - 9th Floor,     Hollywood, CA 90028
                    (Address of principal executive offices)

Registrant's telephone number, including area code     (323) 468-0599

                           Cimarron-Grandview Group, Inc.
           (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets.

A.    SHARE EXCHANGE

On January 11, 2001 the Company consummated the Share Exchange with Full Moon Universe, Inc., a California corporation. Pursuant to the terms of the Share Exchange Agreement entered into on August 26, 2000, as amended November 13, 2000, between Cimarron-Grandview Group, Inc. a Washington corporation (now called Full Moon Universe, Inc.) and Full Moon Universe, Inc., a California corporation, Cimarron (1) amended its Articles of Incorporation changing its name to Full Moon Universe, Inc., (2) reverse split its outstanding shares of Common Stock 1:5 to consolidate each five shares of outstanding Common Stock into one share of Common Stock, and (3) issued 19,110,882 shares (post reverse split) of its Common Stock in exchange for 100% of the issued and outstanding shares of Full Moon Universe, Inc., Full Moon Universe, Inc., a California corporation is now a wholly owned subsidiary of Full Moon Universe, Inc., a Washington corporation. The shares were issued pursuant to a Regulation D Rule 506 exemption from registration under the Securities Act of 1933, as amended.

B.     BUSINESS OF THE ISSUER

Full Moon Universe, Inc., a Washington corporation, conducts all of its business through its wholly-owned California subsidiary by the same name.

THE BUSINESS

Full Moon Universe, Inc. ("Full Moon") produces and distributes motion pictures for direct to video release. This means our films are not released to play in theaters prior to being released on video. Our films are primarily horror and erotic theme based. At inception, in late 1999, we purchased 36 motion pictures from several companies controlled by Charles Band, the president and a director of our company. We currently have a film library of over 130 titles acquired from Mr. Band and affiliated companies. We are headquartered in Hollywood, California at the corner of Hollywood and Vine Streets. Our address is: Full Moon Universe, Inc., 1645 N. Vine St., 9th Floor, Hollywood, CA 90028.

Our products include direct-to-video motion pictures in the horror, science-fiction, action, erotic and fantasy genres, and merchandise including action figures based on characters in our movies.

We have been a pioneer in the dedicated "label" approach to marketing direct-to-video motion pictures. We have created brand name label loyalty in an industry that is known for producing and purchasing motion pictures based on star appeal. The Company decided to invest a portion of its marketing dollars to promote the Full Moon label. As a result, this label has acquired recognition as a provider of quality horror and science-fiction features.

Full Moon does not "pick-up" completed or partially completed motion pictures. We produce all of our own pictures, therefore insuring a consistent quality and flow of product. Historically, Charles Band ("Band"), the Company's president and founder, has conceived and served as the executive producer for every motion picture and has directed at least one picture per year. The motion pictures are based on his concepts and ideas. Since there is no title recognition, unless a sequel is released, the key art campaign and the title treatment are the major selling points to the consumer in the video store. The branding has proved to be successful as video retailers and consumers recognize that the Full Moon labels represent a certain quality of motion picture.

The Company has four main labels: the Full Moon label represents science-fiction, fantasy and horror, primarily rated "R" by the Motion Picture Association of America. The Surrender Cinema label represents science fiction and gothic erotic motion pictures rated "R" by the Motion Picture Association of America. The Pulse Pounders label represents science-fiction and fantasy motion pictures for teenagers rated "PG-13" by the Motion Picture Association of America. The Big City Entertainment label represents urban horror motion pictures rated "R" by the Motion Picture Association of America.

Under the Full Moon label the Company has produced three main series:
PUPPETMASTER, TRANCERS and SUBSPECIES. The PUPPETMASTER series consists of seven motion pictures has been the most successful product released under the Full Moon label.

The Full Moon customers are the video store retailer and the chain stores. These customers have come to know the quality of the motion pictures they are purchasing under the Full Moon labels. The retailers know if the products perform well in terms of rental turns, this will ultimately be related to their return of investment.

Production

Full Moon produces its motion pictures worldwide, and has extensive experience in shooting on location in Europe (Italy, Romania) and North America (United States and Mexico). The Company has on staff line producers and post production personnel. The production equipment (cameras, lights, dollys, trucks) are rented as required and the post-production services, including editorial, sound and CGI effects are purchased through third party vendors.

Distribution

Domestic Home Video

The Company solicits two (2) motion picture titles per month into the United States direct-to-video market in English and Spanish subtitled versions. The solicitation process time takes approximately nine weeks from the start of retailers receiving materials through order cut off plus an additional three weeks for manufacturing and delivering to meet the national street date. The national street date gives all retailers the opportunity to display the product on the same date.

Our sales are made directly to six key customers: BlockBuster Entertainment, Hollywood Video, Video Update, Movie Galley, West Coast and Rentrack. These customers represent 80% of the Company's video sales revenues. The remaining sales are through traditional distributors who intermediate between Full Moon and the small independent video retail stores, and direct sales to subdistributors.


The Company sells products on an outright sales basis and on a Revenue Share basis with some of the larger video retail chains that can administer the reporting requirements. The Revenue Share cycle can last for up to 26 weeks on the retailer's shelf.

The Company sells Digital Video Disks ("DVDs") to its larger video retail customers on a day-and-date basis with video cassettes. It is anticipated that within the next two to three years the VHS format will have substantially switched to a DVD product format.

Domestic Television

The Company uses a third party agent, New City Releasing, to sell the Company's motion pictures into the Pay-Per-View, Pay Television, and Basic Cable markets. The Company will be attending NAPTE to sell its motion pictures to Free Television in groups of films based on the availability of rights.

Foreign Sales

The Company attends all the major motion picture foreign film and television markets, including the American Film Market in Los Angeles, California, Cannes Film Festival in France and MIFED in Milan, Italy. The Company has its own foreign sales staff and administrative support. The Company licenses its products to foreign distributors in all the major territories for either a flat fee or a minimum guarantee versus a royalty.

Merchandise Sales

The Company, through its Full Moon Toys division, designs, manufactures in China, and sells a line of 6" and 12" action figures based on characters in our motion pictures. The Company sells the toys through specialty comic book retailers, Mass Merchants, mail order houses and foreign distributors in the U.K. and Japan. Full Moon manufactures a popular line of action figures it sells via the Company's internet web site "www.fullmoontoys.com." The action figures are also sold through mass merchandisers such as Kay-Bee Toys and Spencer's Gifts, with which the Company has an exclusive agreement. The action figures are complemented by a line of Full Moon merchandise including CDs, T-shirts, caps, sweatshirts, trading cards and other paraphernalia.

The Company has entered into a two year license agreement with Disguise, Inc. to produce costumes and masks of the Company's characters first slated for Halloween 2001.

The Company has entered into a license agreement with Spencers Gifts to manufacture a mask and a cold cast figure of one of the Company's film characters.

Web Sales

The Company has three main internet sales sites, fullmoonpictures.com, fullmoontoys.com and surrendercinema.com. These sites are updated weekly with news about our videos, DVDs, toys and other related merchandise. These products are shipped at full retail prices including shipping and handling charges, and are offered to members of the Company's fan club at a discount.

THE MOTION PICTURE INDUSTRY

Overview

The business of the motion picture industry may be broadly divided into two major segments: production, involving the development, financing and making of motion pictures; and distribution, involving the promotion and exploitation of completed motion pictures in a variety of media.

Historically, the largest companies, the so-called "Majors" and "mini-Majors," have dominated the motion picture industry by both producing and distributing a majority of the motion pictures which generate significant theatrical box office receipts. Over the past fifteen years, however, "Independents" or smaller film production and distribution companies, such as the Company, have played an increasing role in the production and distribution of motion pictures to fill the increasing worldwide demand for filmed entertainment product.

The Majors (and mini-Majors) include Universal Pictures (a division of Seagram), Warner Bros. Pictures (a division of Time Warner), a Metro-Goldwyn-Mayer Inc., Twentieth Century Fox Film Corporation (a division of News Corporation), Paramount Pictures Corporation (a division of Viacom), Sony Pictures Entertainment (including Columbia Pictures, TriStar Pictures and Triumph Releasing; altogether divisions of Sony) and The Walt Disney Company

(Buena Vista Pictures, Touchstone Pictures and Hollywood Pictures). Generally, the Majors own their own production studios (including lots, sound stages and post-production facilities), have nationwide or worldwide distribution organizations, release pictures with direct production costs generally ranging from $25,000,000 to $75,000,000, and provide a continual source of pictures to film exhibitors. In addition, some of the Majors have divisions which are promoted as "independent" distributors of motion pictures. These "independent" divisions of Majors include Miramax Films (a division of The Walt Disney Company), Sony Classics (a division of Sony Pictures), Fox Searchlight (a division of News Corporation), and New Line (a division of Time Warner) and its Fine Line distribution label. Most of these divisions were formerly Independents.

In addition to the Majors, the Independents engaged primarily in the distribution of motion pictures produced by companies other than the Majors include, among others, Trimark Holdings and Artisan Entertainment. The Independents typically do not own production studios or employ as large a development or production staff as the Majors.

Motion Picture Production and Financing

The production of a motion picture requires the financing of the direct costs and indirect overhead costs of production. Direct production costs include film studio rental, cinematography, post-production costs and the compensation of creative and other production personnel. Distribution costs (including costs of advertising and release prints) are not included in direct production costs.

Majors generally have sufficient cash flow from their motion picture and related activities, or in some cases, from unrelated businesses (e.g., theme parks, publishing, electronics, and merchandising) to pay or otherwise provide for their production costs. Overhead costs are, in substantial part, the salaries and related costs of the production staff and physical facilities which Majors maintain on a full-time basis. Majors often enter into contracts with writers, producers and other creative personnel for multiple projects or for fixed periods of time.

Independents generally avoid incurring substantial overhead costs by hiring creative and other production personnel, but retaining the other elements required for pre-production, principal photography and post-production activities only on a project-by-project basis. Independents also typically finance their production activities from various sources, including bank loans, "pre-sales," equity offerings and joint ventures. Independents generally attempt to complete their financing of a motion picture production prior to commencement of principal photography, at which point substantial production costs begin to be incurred and require payment.

"Pre-sales" are often used by Independents to finance all or a portion of the direct production costs of a motion picture. Pre-sales consist of fees or advances paid or guaranteed to the producer by third parties in return for the right to exhibit the completed motion picture in theaters or to distribute it in home video, television, international or other ancillary markets. Payment commitments in a pre-sale are typically subject to delivery and to the approval of a number of prenegotiated factors, including script, production budget, cast and director.

Both Majors and Independents often acquire motion pictures for distribution through an arrangement known as a "negative pickup" under which the Major or Independent agrees to acquire from another production company some or all rights to a film upon its completion. The Independent often finances production of the motion picture pursuant to financing arrangements with banks or other lenders wherein the lender obtains a security interest in the film and in the Independent's rights under its distribution arrangement. When the Major or Independent "picks up" the completed motion picture, it may assume of or all of the production financing indebtedness incurred by the production company in connection with the film. In addition, the production company is often paid a production fee and is granted a participation in the profits from distribution of the motion picture.

Both Majors and Independents often grant third-party participations in connection with the distribution and production of a motion picture. Participations are contractual rights of actors, directors, screenwriters, producers, owners of rights and other creative and financial contributors entitling them to share in revenues or profits (as defined in the respective agreements) from a particular motion picture. Except for the most sought-after talent, participations are generally payable only after all distribution and marketing fees and costs, direct production costs (including overhead) and financing costs are recouped by the producer in full.

Motion Picture Distribution

Distribution of a motion picture involves the domestic and international licensing of the picture for (i) theatrical exhibition, (ii) home video, (iii) presentation on television, including pay-per-view, video-on-demand, satellites, pay cable, network, basic cable and syndication, (iv) non-theatrical exhibition, which includes airlines, hotels, armed forces facilities and schools and (v) marketing of the other rights in the picture, which may include books, CD-ROMs, merchandising and soundtrack recordings.

Theatrical Distribution and Exhibition

Motion pictures are often exhibited first in theaters open to the public where an admission fee is charged. Theatrical distribution involves the manufacture of release prints, licensing of motion pictures to theatrical exhibitors, and promotion of the motion picture through advertising and promotional campaigns. The size and success of the promotional and advertising may materially affect the revenues realized from its theatrical release, generally referred to as "box office gross." Box office gross represents the total amounts paid by patrons at motion picture theaters for a particular film, as determined from reports furnished by exhibitors. The ability to exhibit films during summer and holiday periods, which are generally considered peak exhibition seasons, may affect the theatrical success of a film. Competition among distributors to obtain exhibition dates in theaters during these seasons is significant. In addition, the costs incurred in connection with the distribution of a motion picture can vary significantly depending on the number of screens on which the motion picture is to be exhibited and the ability to exhibit motion pictures during peak exhibition seasons. Similarly, the ability to exhibit motion pictures in the most popular theaters in each area can affect theatrical revenues. Exhibition arrangements with theater operators for the first run of a film generally provide for the exhibitor to pay the greater of 90% of ticket sales in excess of fixed amounts relating to the theater's costs of operation and overhead, or a minimum percentage of ticket sales which varies from 40% to 70% for the first week of an engagement at a particular theater, decreasing each subsequent week to 25% to 30% for the final weeks of the engagement. The length of an engagement depends principally on the audience response to the film.

Our films are not released to theaters but instead are released directly to video. The films are typically released to video and then made available for release in other media as follows.

Market                                        Approx. Release Period
Domestic home video                                   6 months
Domestic pay-per-view                                 3 months
Domestic pay cable                                   12 - 21 months
Domestic network or basic cable                      18 - 36 months
International home video                              6 months
International television                             18 mos +

Domestic Home Video Industry

The home video distribution business involves the promotion and sale of videocassettes, DVDs and videodiscs to video retailers (including video specialty stores, convenience stores, record stores and other outlets), which then rent or sell the videocassettes and videodiscs to consumers for private viewing. The home video marketplace now generates total revenues greater than the domestic theatrical exhibition market.

According to Paul Kagan Associates, the U.S. videocassette and DVD rental and sales industry grew from $17.1 billion in revenue in 1998 to a projected $18.5 billion in 1999 and is projected to reach $22.8 billion in 2005. Paul Kagan Associates estimates that, in 1999, 85.9 million, or 85.9%, of the 100 million total U.S. television households owned a VCR. The number of VCRs that were sold in the United States in 1999 was estimated by Paul Kagan Associates to be 20.5 million, which represents the largest number of VCRs sold in any single year. In addition, the Consumer Electronics Manufacturers Association estimates that about 4.1 million DVD players were sold to dealers during 1999. According to Paul Kagan Associates, the VCR and DVD markets will continue to grow as the number of multi-VCR households is expected to increase from 39.7 million in 1999 to 51.4 million by 2005 and the number of DVD households is projected to reach 331.0 million in 2005.

As part of its Annual Report on the Home Video Market 1998, the Video Software Dealers Association revealed that each week some 50 million consumers make a trip to a video store, and almost 60% of the U.S. households owning at least one VCR rent videos at least a couple of times each month. We believe the following factors, among others, make video rental a preferred medium of entertainment for millions of customers:

* the opportunity to browse among a very broad selection of movies;
* the control over viewing, such as the ability to control start, stop, pause, fast-forward and rewind; and the opportunity to entertain one or more people at home for a reasonable price.

Videocassettes of feature films are generally sold to domestic wholesalers on a unit basis. Unit-based sales typically involve the sales of individual videocassettes to wholesalers or distributors at $20.00 to $50.00 per unit and generally are rented by consumers for fees ranging from $1.00 to $5.00 per day (with all rental fees retained by the retailer). Wholesalers who meet certain sales and performance objective may earn rebates, return credits and cooperative advertising allowances. Selected titles including certain made-for-video programs, are priced significantly lower to encourage direct purchase by consumers. The market for direct sale to consumers is referred to as the "priced-for-sale" or "selling-through" market.

Technological developments, including videoserver and compression technologies which regional telephone companies and others are developing, and expanding markets for DVD and laser discs, could make competing delivery systems economically viable and could significantly impact the home video market generally and, as a consequence, the Company's home video revenues.

The domestic home video industry is highly fragmented. However, the home video industry has experienced consolidation in recent years, as video store chains have gained significant market share from single store operators. In the past two years, there has been about a 14% reduction in the total number of video stores operating in the United States. We believe that small stores and chains in the home video industry will continue to consolidate with national and regional chains. This industry consolidation has the advantage of allowing the Company to concentrate its marketing efforts on a fewer number of customers i.e. Blockbuster and Hollywood Video.

International Home Video Industry

According to Paul Kagan Associates, the potential market for home video rentals is growing at a faster pace outside the United States than within the domestic market. This growth is primarily driven by the overseas privatization of television stations, introduction of direct broadcast satellite services, growth of home video and increased cable penetration. According to Paul Kagan Associates, the number of households outside of the United States which own a VCR is expected to grow from about 315 million in 1999 to about 390 million by 2005.

Some of the attributes of the home video industry outside of the United States are similar to those of the home video industry within the United States. For example, the major studios generally release movies outside of the United States according to the same sequential windows as the release of movies within the United States, though the international windows tend to last for a longer period of time. In general, however, the home video industry outside of the United States does not mirror the home video industry within the United States. For example, most countries have different systems of supply and distribution of movie titles. Although revenue-sharing agreements, which have proliferated within the U.S. home video industry among large home video chains, are starting to be gradually introduced into markets outside of the United States, they are not yet common in such markets. In addition, competition in most international markets generally tends to be more fragmented, with a few large home video chains.

Pay-Per-View. Pay-per-view television allows cable and satellite television subscribers to purchase individual programs on a "per use" basis. The fee a subscriber is charged is typically split among the program distributor, the pay-per-view operator and the cable operator.

Pay Cable. The domestic pay cable industry (as it pertains to motion pictures) currently consists primarily of HBO/Cinemax, Showtime/The Movie Channel, Encore/Starz and a number of regional pay services. Pay cable services are sold to cable system operators for a monthly license fee based on the number of subscribers receiving the service. These pay programming services are in turn offered by cable system operators to subscribers for a monthly subscription fee. The pay television networks generally acquire their film programming by purchasing the distribution rights from motion picture distributors.

Non-Theatrical Markets. In addition to the distribution media described above, a number of sources of revenue exist for motion picture distribution through the exploitation of other rights, including the right to distribute films to airlines, schools, libraries, hotels, armed forces facilities and hospitals. To date the Company has not distributed in these non-theatrical markets.

PLAN OF OPERATION
Film Production.

The Company hopes to increase its monthly film releases from the current level of two films per month to four films per month beginning in the second quarter of 2001. We anticipate that each month we will release two horror genre film and two erotic films. To achieve the increased film releases the company will have to ramp-up its current production schedule. The company will need to raise approximately one million dollars ($1,000,000) of capital to meet its current film release schedule and up to an additional one million five hundred thousand dollars ($1,500,000) at achieve its goal of increasing its monthly film releases.

Cash Requirements

Company currently has approximately $1,700,000 of short-term secured debt. We will be required to raise additional capital to meet these obligations. If we are unable to raise sufficient capital it will be necessary to restructure the terms of the debt. We are currently in discussions with our largest creditor regarding a restructuring of the payment terms.

Employees

We have a permanent staff of approximately 20 full time employees. During film production we employ up to an additional 100 individuals on a full-time temporary basis. If the company is successful in its efforts to raise additional capital, approximately 35 employees will be hired in the next 12 months.

Facilities

Our offices are located at 1645 N. Vine Street, at the corner of Hollywood and Vine Streets in Hollywood, California. We lease approximately 30,000 square foot. There are two years remaining on the original term of the lease with an option to extend for an additional five-year term. Production of many of our horror genre films takes place in leased studio facilities in Romania and the erotic films are generally filmed in the Los Angeles area. The Company's facilities are adequate to meet our needs for the forseeable future.

RISK FACTORS

You should consider carefully all of the information set forth or incorporated by reference in this document and, in particular, the following risk factors.

Need for Additional Capital

The Company currently has approximately $1,700,000 of short-term secured debt. We will be required to raise additional capital to meet these obligations. If we are unable to raise sufficient capital it will be necessary to restructure the terms of the debt. In addition, the Company will need additional funds to accomplish increase video production as indicated in Plan of Operations. There can be no assurance than any such additional funds or debt restructuring will be available or, if available, on terms appropriate for or acceptable to the Company and its shareholders. Insufficient funds could cause the Company to fail, require it to change its business plan, or delay or curtail its operations.

Dependence on Key Personnel

Loss of the Company's senior management, led by Charles Band in the early stages of the business could have a significant impact on the Company's ability to achieve its projected revenue targets. The success of the Company may also be dependent upon the Company's ability to locate and hire qualified staff. There can be no assurance in any case that loss of either Management or key consultants would not have a detrimental impact on the Company.

New Technologies May Reduce Public Demand for Full Moon Products

New digital technologies, such as near-video-on-demand an video-on-demand and others, could have a material adverse effect on Full Moon.

The widespread availability of additional channels on satellite and digital cable systems may significantly reduce public demand for Full Moon's products. Recent advances in direct broadcast satellite and cable technologies may adversely affect public demand for video store rentals. If direct broadcast satellite and digital cable were to become widely available and accepted, this could cause a smaller number of movies to be rented if viewers favor the expanded number of conventional channels and expanded programming, including sporting events, offered through these services. If this were to occur, it could have a material adverse effect on Full Moon. Direct broadcast satellite providers transmit numerous channels of programs by satellite transmission into subscribers' homes. Recently developed technology has presented cable providers with the opportunity to use digital technology to transmit many additional channels of programs over cable lines to subscribers' homes.

In addition, because of this increased availability of channels, direct broadcast satellite and digital cable providers have been able to enhance their pay-per-view business by:

* substantially increasing the number and variety of movies they can offer their subscribers on a pay-per-view basis; and
* providing more frequent and convenient start times for the most popular movies.

This is referred to within our industry and by others as near-video-on-demand. If near-video-on-demand were to become more widely available and accepted, pay-per-view purchases could significantly increase. Near-video-on-demand allows the consumer to avoid trips to the video store for rentals and returns of movies.

Competition

The motion picture production and distribution industry is highly competitive. Most of our competition has substantially greater financial, distribution, marketing, and other resources than the Company. There can be no assurance that the Company will be able to compete successfully.

Dependence on Key Accounts

Over 80% of our domestic video sales are to six accounts. The loss of any of these accounts would have a major negative impact on our revenues.

Loss of Genre Acceptance

Our motion pictures are substantially all horror or erotic theme based films. If these themes fall out of favor with the viewing public our revenues would be seriously negatively impacted.

Ongoing Operating Expenses

The Company will be subject to the uncertainty of cash flow or additional investments to meet its ongoing operating expenses. Adverse changes in market conditions; loss of distributors or other casualty (which may result in uninsured losses); and other factors, which are beyond the control of the

Company may have a serious negative impact on our plan of operations.

Lack of Liquidity

The Company's stock is very thinly traded. There is no assurance that an active market will develop for the stock.

FINANCIAL STATEMENTS

Audited financial statements for the Company's subsidiary for the year ended December 31, 1999 and unaudited financial statements for the nine month period ended September 30, 2000 together with proforma condensed consolidated balance sheet and statement of income giving effect to the Share Exchange are attached as Exhibits.

     DESCRIPTION OF SECURITIES

COMMON STOCK

The Company is authorized to issue one hundred million (100,000,000) shares of its $.001 par value Common Stock. Each share of Common Stock has equal voting rights and participates equally in dividends, if any. The Common Stock has no conversion or preemptive rights applicable thereto. Cumulative voting for the election of directors is not allowed. At January 11, 2001 there were 22, 483,320 shares issued and outstanding (including shares reserved for issuance pursuant to the Share Exchange).

The Company is authorized to issue ten million (10,000,000) shares of Preferred Stock. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The Directors in their sole discretion shall have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock. There are no shares of Preferred Stock issued and outstanding.

DIVIDENDS

The Company has paid no dividends and proposes for the foreseeable future to utilize all available funds for the development of its business. Accordingly, it has no plans to pay dividends even if funds are available, as to which there is no assurance.

MARKET FOR THE REGISTRANT'S COMMON STOCK

The Common Stock of the Company is traded in the over the counter market by the National Association of Securities Dealers supervised Electronic Bulletin Board under the symbol "MOON" . The following table shows the high and low closing sales prices for the Common Stock since the Company commenced trading on July 19, 2000.

                                                       Sales Prices*
                                              High Closing     Low Closing
Fiscal Year 2000:
First Quarter (January 1- March 31)             no market
Second Quarter                                  no market
Third Quarter                                     $1.25          $0.625
Fourth Quarter                                    $1.875         $0.20
Fiscal Year 2001:
First Quarter                                     $2.00          $0.20
Jan. 23                                           $1.875
* Adjusted to reflect 1 for five reverse split

Such over-the-counter market quotations reflect inter-dealer priced, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

CERTAIN TRANSACTIONS

PAYMENT OF CERTAIN INDEBTEDNESS

Under the terms of the Share Exchange Agreement, the Company has agreed to assist Charles Band, the President and principal shareholder of Full Moon, in the repayment of approximately $5.7 million of indebtedness (the
"Indebtedness") owed by certain non-operating corporations in which he is the sole shareholder under the following terms and conditions:

(a) Full Moon will  make  the monthly payments due on the Indebtedness.

(b) Band has pledged 20% of his Full Moon shares to repay the Indebtedness (the "Pledged Shares"). At such time as the Pledged Shares are eligible for resale, Band will sell such Pledged Shares as may be legally sold to pay the balance of the Indebtedness and to repay the Company (with interest at the Prime Rate) for all payments made on the Indebtedness in excess of $700,000. Band shall pay all Indebtedness and repayments to the Company within 24 months of the Effective Date of the Share Exchange.

(c) If necessary to facilitate the repayment of the Indebtedness, the Company will undertake to register the Pledged Shares upon Band's written request.

(d) In the event that the proceeds from the sale of the Pledged Shares are not adequate to repay all of the Indebtedness, then the Company shall be responsible for the payment of the balance of the Indebtedness after application of the proceeds from the sale of the Pledged Shares.

CONSULTING AGREEMENT

Full Moon has entered into a Consulting Agreement with Albert M. Zlotnick, a former Director, to assist the Company in identifying and evaluating merger and acquisition opportunities. The consulting Agreement is for a term of three years expiring August 30, 2003 and provides for a consulting fee of $10,000 per month.

SECURED CREDITOR

Albert M. Zlotnick has lent the Company's subsidiary $1,875,000 pursuant to the terms of a Secured Master Note bearing interest at 9.5 % per year. Under the terms of the note payments are due as follows:

January 31, 2001               $500,000 plus accrued interest
May 31, 2001                   $500,000 plus accrues interest
September 30, 2001             $375,000 plus accrued interest
January 30, 2002               All remaining principal and interest

     MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following sets forth information concerning the Executive Officers and Directors of the Company:

Name *                     Age    Position

Charles R. Band            48     President/CEO; Director
Mickey M. Kaiserman        51     COO/CFO; Director
Gregory B. Lipsker         50     Secretary
Dwight S. Krizman          45     Executive Vice-President
Edward J. Shields          47     Vice-President, International Sales

Charles Band - Mr. Band is the President, CEO and a Director of the Company. Mr. Band has been involved in the Motion picture industry for over 20 years. During this time he has been the president and sole shareholder of a number of companies involved in video production and distribution. Mr. Band has produced over 180 films

Mickey M. Kaiserman - Mr. Kaiserman is the Chief Operating Officer, Chief Financial Officer and a director of the Company. Mr. Kaiserman is graduated from Cornell University and received his MBA from the University of Chicago. From 1989 to the present Mr. Kaiserman has been a self-employed consultant providing financial and managerial consulting. He now dedicates substantially all of his time to the business and financial affairs of the Company.

Gregory B. Lipsker - Mr. Lipsker is the Corporate Secretary. In such capacity Mr. Lipsker is not an employee of the Company. Mr. Lipsker is a practicing attorney in Spokane, Washington.

Dwight S. Krizman - Mr. Krizman is the Executive Vice-President of the Company. Mr. Krizman is responsible for sales, marketing and distribution of video and DVD programming for North America. Mr. Krizman is a member of the Video Software Dealers Association and a National Board Member of Fast Forward to End Childhood Hunger. Mr. Krizman has been employed by the Company since 1995.

Edward J. Shields - Mr. Shields is the Vice President of International Sales. Mr. Shields responsibilities include negotiating and securing international licensing rights with foreign distributors and licensing the rights to local distributors in foreign territories for home video, DVD and television. Mr. Shields has been employed by the Company since May, 1999. Prior to that time from January 1998, he operated a sole proprietorship licensing and marketing the international intellectual property rights for films, video and computer games.

* Herbert Wolas was elected to the Board of Directors at the 2000 Annual Meeting of Shareholders. Mr. Wolas has consented to serve as a director of the Company at such time as the Company has directors' and Officers liability Insurance. The Company does not yet have such insurance so Mr. Wolas is not yet a member of the Board of Directors. Mr. Wolas, age 67, is graduated from the University of California at Los Angeles where he received his B.A. Degree and his Juris Doctorate. Mr. Wolas is a practicing attorney in Los Angeles. Mr. Wolas has served as an officer and director of various public and private companies.

All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

     REMUNERATION AND OTHER COMPENSATION OF MANAGEMENT

The following table lists, on an accrual basis, for each of the three years ended December 31, 2000, the remuneration paid by the Company to its Chief Executive Officer any officers or directors in excess of $100,000 and to all officers and directors as a group who were officers or directors of the Company at any time during the year ended December 31, 2000:

Summary Compensation Table

                                         Long-Term Compensation
Annual Compensation                      Awards                  Payouts
---------------------------------------  --------------------------------------
(a)         (b)     (c)    (d)     (e)     (f)          (g)       (h)   (i)
Name                             Other   Restricted  Securities  LTIP  All
and                              Annual  Stock       Underlying  Pay-  Other
Principal   Year  Salary  Bonus  Comp.   Awards(1)   Options/    outs  Comp.
Position          ($)     ($)    ($)     ($)         SARs(#)      ($)  ($)
----------  ----  ------  -----  ------  ----------  ----------  ----  --------
Gregory     1998    $0      $0    $500      $50         -0-        $0  $18,341*
B. Lipsker  1999    $0      $0    $500      $ 0         -0-        $0  $ 1,971*
President   2000    $0      $0    $  0      $ 0         -0-        $0  $13,000*

*These amounts were paid to the law firm in which Mr. Lipsker is a member for legal services rendered

                     Compensation For Last Fiscal Year
                 Cash Compensation                   Security Grant
                 ----------------------------------  --------------------------
                 (b)         (c)        (d)          (e)         (f)
                                                                 Number of
                 Annual                 Consulting   Number      Securities
                 Retainer    Meeting    Fees/Other   of          Underlying
Name (a)         Fees ($)    Fees ($)   Fees ($)     Shares (#)  Options/SARs(#)
---------------  ----------  ---------  -----------  ----------  --------------
Gregory Lipsker       $-0-      -0-          -0-          0           0
William R. Green      $-0-      -0-          -0-          0           0
Eunice Campbell       $-0-      -0-          -0-          0           0

The Company had no qualified or nonqualified stock option plans as of December 31, 2000.

The Company has no outstanding stock options.

The Company has no employment contracts or other compensatory plans or arrangements with any Executive Officers.

Directors are paid for out of pocket expenses for attendance at meetings. To date the Company has not paid an attendance fee or made other compensation arrangements for Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Memorandum, the outstanding Common Stock of the Company beneficially owned by each of the officers and Directors of the Company, all officers and directors as a group and each person known by the Company to own more than five percent (5%) of the Company's Common Stock.

Name                             Shares Owned            Percent
-----------------------------    -----------------      ---------
Charles Band                         16,062,646            71.4%
Mickey Kaiserman                      1,685,575             7.5%
Gregory B. Lipsker                      177,400              .8%
Dwight S. Krizman                       143,331              .6%
All Officers and Directors
as a group (5 Individuals)            3,268,653           80.36%
Albert M. Zlotnick                      281,051             7.5%

STATEMENT AS TO INDEMNIFICATION

The Company's Articles of Incorporation and Bylaws authorize the Company to indemnify its Officers and Directors for all costs and expenses incurred in defense of any suit in which they may be named as defendants arising from any action on behalf of or related to the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PENDING LITIGATION

Neither the Company, nor its Officers and Directors, are aware of any legal proceedings to which the Company or its Officers and Directors in their capacities as such are a party nor of any such claims which could give rise to such litigation.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports with the Securities and Exchange Commission. Such reports can be inspected at the public reference facilities maintained by the commission in Washington D.C. at 450 5th Street, NW, Judiciary Plaza, 20549 and at the public reference facilities in the New York Regional Office, 75 Park Place, Room 1400, New York, New York, 10007, Los Angels Regional Office, 5757 Wilshire Bldg., Suite 500 East, Los Angeles, CA 90036, and Chicago Regional Office, 219 S. Dearborn Street, Chicago, IL 60604. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street NW, Judiciary Plaza, Washington, D.C. 20549 at prescribed rates.

          EXHIBITS REQUIRED BY ITEM 601

(3)(i)       Articles of Incorporation (1)
(3)(ii)      Bylaws. (1)
(3)(iii)     Articles of Amendment
(3iv) Articles of Exchange (including Share Exchange Agreement and Amended Share Exchange Agreement)
(10)(i)      Material Contracts - Consulting Agreement
(10)(ii)     Material Contracts - Secured Master Note for Multiple Advances
(13) Annual report to security holders, Form 10Q or quarterly report to security holders.(1)
(21)         Subsidiaries
(21)(I)      Articles of Incorporation of Subsidiary
(21)(ii)     Certificate of Amendment to Articles of Incorporation of
             Subsidiary
(21)(iii)    By-Laws of Subsidiary

     (1) Incorporated by reference to previous filing

FINANCIAL STATEMENTS FULL MOON UNIVERSE, INC., A CALIFORNIA CORPORATION

Pro Forma
---------
          Pro Forma Condensed Consolidated Balance Sheet at September 30, 2000

          Pro Forma Condensed Consolidated Statement of Income
          For the nine months ended September 30, 2000

          Notes to Pro Forma Financial Statements

Unaudited
----------
          Balance Sheets at September 30, 2000

          Statements of Income
          For the nine months ended September 30, 2000

          Statements of Stockholders Equity (Deficit)
          For the nine months ended September 30, 2000

          Statements of Cash Flows
          For the nine months ended September 30, 2000

          Notes to Financial Statements

Audited
---------
          Independent Auditors' Report

          Balance Sheets at December 31, 1999, March 31, 2000 and June 30, 2000

          Statements of Income (Loss)) for the year ended December 31, 1999 And the periods ended March 31, 2000 and June 30, 2000

          Statements of Stockholders' Equity for the year ended December 31, 1999 and the periods ended March 31, 2000 and June 30, 2000

          Statements of Cash Flows for the year ending December 31, 1999 And the periods ended March 31, 2000 and June 30, 2000

          Notes to Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FULL MOON UNIVERSE, INC.

Date:     January 24, 2001

    /s/ Charles Band
By:------------------------------
   Charles Band, President

CIMARRON-GRANDVIEW GROUP, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                       September 30, 2000
                                   --------------------------
                                   Cimarron-     Full
                                   Grandview     Moon
                                   Group, Inc.   Universe,     Pro           Pro
                                   (As           Inc. (As      Forma         Forma
                                    Reported)    Reported)     Adjustments   Consolidated
                                   ------------  ------------  ------------  ------------

Assets

CURRENT ASSETS:

 Cash                              $    11,514   $    79,530   $       -     $    91,044
 Accounts receivable                       -         699,856           -         699,856
 Contracts receivable                      -          81,480           -          81,480
 Other receivables                     100,000     1,339,272      (100,000)    1,339,272
 Inventory                                 -           3,370           -           3,370
 Temporary cash investments              4,731           -             -           4,731
 Prepaid assets                            -          18,750           -          18,750
                                   ------------  ------------  ------------  ------------

  Total current assets                 116,245     2,222,258      (100,000)    2,238,503
                                   ------------  ------------  ------------  ------------

FILM INVENTORY, net
of amortization of $282,677                -       1,080,037           -       1,080,037

EQUIPMENT AND WEBSITE
DEVELOPMENT, net of
depreciation of $4,244                     -         105,800           -         105,800

SECURITIES, AVAILABLE-FOR-SALE          10,673           -             -          10,673

PARTNERSHIP PROPERTIES                   4,122           -             -           4,122
                                   ------------  ------------  ------------  ------------

                                   $   131,040   $ 3,408,095   $  (100,000)  $ 3,439,135
                                   ============  ============  ============  ============













See notes to pro forma condensed consolidated financial statements.

CIMARRON-GRANDVIEW GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                       September 30, 2000
                                   --------------------------
                                   Cimarron-     Full
                                   Grandview     Moon
                                   Group, Inc.   Universe,     Pro           Pro
                                   (As           Inc. (As      Forma         Forma
                                    Reported)    Reported)     Adjustments   Consolidated
                                   ------------  ------------  ------------  ------------
Liabilities and Stockholders' Equity

CURRENT LIABILITIES:

 Accounts payable                  $       -     $    171,076  $       -     $   171,076
 Accrued liabilities                       -            6,000          -           6,000
 Accrued wages                             -           40,365          -          40,365
 Deferred revenue                          -           94,548          -          94,548
 Federal and state income
   taxes payable                           -          284,200          -         284,200
 Notes payable                             -        1,853,151     (100,000)    1,753,151
                                   ------------  ------------  ------------  ------------

  Total current liabilities                -        2,449,340     (100,000)    2,349,340
                                   ------------  ------------  ------------  ------------

LONG-TERM DEBT:

 Notes payable                             -          225,000          -         225,000
                                   ------------  ------------  ------------  ------------

  Total liabilities                        -        2,674,340     (100,000)    2,574,340
                                   ------------  ------------  ------------  ------------

STOCKHOLDERS' EQUITY:

 Common stock -- (Pro forma)
  100,000,000 shares, $.001
  par value, authorized;
  22,483,320 shares issued             693,949        300,000     (971,466)       22,483
 Preferred stock -- 10,000,000
  shares $.001 par value,
  authorized; -0- issued                   -              -            -             -
 Additional paid-in capital                -              -        412,877       412,877
 Note receivable, stock purchase        (4,320)           -            -          (4,320)
 Accumulated other comprehensive
 income; unrealized loss, securities
 available-for-sale                    (26,838)           -         26,838           -
 Retained earnings (deficit)          (531,751)       433,755      531,751       433,755
                                   ------------  ------------  ------------  ------------

  Total stockholders' equity           131,040        733,755          -         864,795
                                   ------------  ------------  ------------  ------------

                                   $   131,040   $  3,408,095  $  (100,000)  $ 3,439,135
                                   ============  ============  ============  ============

See notes to pro forma condensed consolidated financial statements.

CIMARRON-GRANDVIEW GROUP, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

                                Nine Months Ended
                                September 30, 2000
                             --------------------------
                             Cimarron-     Full
                             Grandview     Moon
                             Group, Inc.   Universe,     Pro           Pro
                             (As           Inc.  (As     Forma         Forma
                              Reported)    Reported)     Adjustments   Consolidated
                             ------------  ------------  ------------  ------------

REVENUES                     $       -     $ 2,273,079   $       -     $ 2,273,079
                             ------------  ------------  ------------  ------------

COST OF REVENUES,
including film amortization          -         727,323           -         727,323
                             ------------  ------------  ------------  ------------

GROSS PROFIT                         -       1,545,756           -       1,545,756
                             ------------  ------------  ------------  ------------

SELLING, GENERAL, AND
ADMINISTRATIVE EXPENSES           33,985       757,483       (33,985)      757,483
                             ------------  ------------  ------------  ------------

INCOME (LOSS) FROM OPERATIONS    (33,985)      788,273        33,985       788,273
                             ------------  ------------  ------------  ------------

OTHER INCOME (EXPENSE):
Dividend and interest income       4,132         1,583        (4,132)        1,583
Interest expense                     -         (70,908)          -         (70,908)
                             ------------  ------------  ------------  ------------

                                   4,132       (69,325)       (4,132)      (69,325)
                             ------------  ------------  ------------  ------------

INCOME (LOSS) BEFORE FEDERAL
      AND STATE INCOME TAXES     (29,853)      718,948        29,853       718,948

FEDERAL AND STATE INCOME TAXES       -        (285,000)          -        (285,000)
                             ------------  ------------  ------------  ------------

NET INCOME (LOSS)            $   (29,853)  $   433,948   $    29,853   $   433,948
                             ============  ============  ============  ============

BASIC EARNINGS
PER COMMON SHARE                     NIL         $1.45           NIL          $0.02
                             ============  ============  ============  ============





See notes to pro forma condensed consolidated financial statements.

FULL MOON UNIVERSE, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 - Basis of Presentation

The accompanying pro forma condensed consolidated financial statements present the effects of the merger of Cimarron-Grandview Group, Inc. (Cimarron) and Full Moon Universe, Inc. (Full Moon) as if the merger transaction had occurred at the financial statement date. The effective date of the merger transaction was January 11, 2001.

Prior to the merger transaction, Cimarron completed a 1-for-5 reverse stock split, resulting in a total of 3,372,520 common shares outstanding. The merger was consummated by Cimarron's issuance of 19,110,800 common shares to Full Moon's stockholders in exchange for all the outstanding common stock of Full Moon. This resulted in a total of 22,483,320 common shares of Cimarron issued and outstanding after the merger transaction. Cimarron also increased its authorized common shares to 100,000,000 and established a par value of $.001 per share. In addition, Cimarron authorized a class of preferred stock consisting of 10,000,000 shares at $.001 par value per share. Coincident with the merger, Cimarron changed its name to "Full Moon Universe, Inc."

Note 2 - Method of Accounting for Merger

For accounting purposes, the acquisition of Full Moon's common shares has been treated as a recapitalization (reverse acquisition) of Full Moon with Full Moon as the acquirer of Cimarron. The accompanying pro forma condensed consolidated financial statements, reflecting the reverse acquisition, present the historical statements of Full Moon prior to the merger date.

Note 3 - Pro Forma Adjustments

Balance Sheet:

      a.   Intercompany balances were eliminated.
      b. Full Moon's common stock was transferred to additional paid-in capital to reflect Cimarron's common stock as the resulting legal capital stock issued.
      c. Cimarron's $.001 par value per share of common stock was reflected, resulting in a transfer of the excess over par to additional paid-in capital.
      d. Cimarron's accumulated other comprehensive income and retained earnings (deficit) were transferred to additional paid-in capital to reflect Full Moon as the acquirer.

Statement of Income:

      a. Cimarron's operations were eliminated to reflect Full Moon as the acquirer.

                          FULL MOON UNIVERSE, INC.

                           Financial Statements

                           September 30, 2000



Contents



                                                               Page

FINANCIAL STATEMENTS:

Balance Sheets                                                   2

Statements Of Income                                             3

Statements Of Stockholders' Equity (Deficit)                     4

Statements Of Cash Flows                                         5

Notes To Financial Statements                                 6-10

FULL MOON UNIVERSE, INC.
BALANCE SHEETS (UNAUDITED)
September 30, 2000

Assets

CURRENT ASSETS:
  Cash                                                      $     79,530
  Accounts receivable                                            699,856
  Contracts receivable                                            81,480
  Other receivables                                            1,339,272
  Inventory                                                        3,370
  Prepaid assets                                                  18,750
                                                            -------------
      Total current assets                                     2,222,258
                                                            -------------

FILM INVENTORY, net of amortization of $282,677                1,080,037
                                                            -------------

EQUIPMENT AND WEBSITE DEVELOPMENT, net
  of depreciation of $4,244                                      105,800
                                                            -------------
                                                            $  3,408,095
                                                            =============

Liabilities and Stockholders' Equity

CURRENT LIABILITIES:
  Accounts payable                                          $    171,076
  Accrued liabilities                                              6,000
  Accrued wages                                                   40,365
  Deferred revenue                                                94,548
  Federal and state income taxes payable                         284,200
  Notes payable                                                1,853,151
                                                            -------------

      Total current liabilities                                2,449,340
                                                            -------------

LONG-TERM DEBT:
  Notes payable                                                  225,000
                                                            -------------

      Total liabilities                                        2,674,340
                                                            -------------

STOCKHOLDERS' EQUITY:
  Common stock--1,000,000 shares, no par value,
    authorized; 100,000 shares issued and
    outstanding                                                  300,000
  Retained earnings                                              433,755
                                                            -------------

      Total stockholders' equity                                 733,755
                                                            -------------
                                                             $ 3,408,095
                                                            =============

See accompanying notes to financial statements.

FULL MOON UNIVERSE, INC.
STATEMENTS OF INCOME (UNAUDITED)
Nine Months Ended September 30, 2000



REVENUES                                                    $  2,273,079

COST OF REVENUES, including film amortization                    727,323
                                                            -------------

GROSS PROFIT                                                   1,545,756

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES                    757,483
                                                            -------------

INCOME FROM OPERATIONS                                           788,273

OTHER INCOME (EXPENSE):

  Interest income                                                  1,583
  Interest expense                                               (70,908)
                                                            -------------

                                                                 (69,325)

INCOME BEFORE FEDERAL AND
  STATE INCOME TAXES                                             718,948
                                                            -------------

FEDERAL AND STATE INCOME TAXES                                  (285,000)
                                                            -------------

NET INCOME                                                  $    433,948
                                                            =============

EARNINGS PER COMMON SHARE                                   $      4.34
                                                            =============


















See accompanying notes to financial statements.

FULL MOON UNIVERSE, INC.

STATEMENTS OF STOCKHOLDERS'
EQUITY (DEFICIT) (UNAUDITED)
Nine Months Ended Sepetember 30, 2000

                                      Number of              Retained
                                      Shares       Common    Earnings
                                      Outstanding  Stock    (Deficit)    Total
                                      -----------  -----------  -----------  -----------
BALANCES, DECEMBER 31, 1999                  -            -     $     (193)  $     (193)

ADD (unaudited):

  Net income                                 -            -        433,948      433,948
  Shares issued                          100,000      300,000                   300,000
                                      -----------  -----------  -----------  -----------

BALANCES, SEPTEMBER 30, 2000
  (unaudited)                            100,000   $  300,000   $  433,755   $  733,755
                                      ===========  ===========  ===========  ===========




































See accompanying notes to financial statements.

FULL MOON UNIVERSE, INC.

STATEMENTS OF CASH FLOWS (UNAUDITED)
Nine Months Ended September 30, 2000



Increase (Decrease) in Cash

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                $   433,948
 Adjustments to reconcile net income to
  net cash used in operating activities:
   Depreciation                                                  4,244
   Amortization of film inventory                              282,677
   Increase in accounts receivable                            (699,856)
   Increase in contracts receivable                            (81,480)
   Increase in other receivables                            (1,339,272)
   Increase in inventory                                        (3,370)
   Increase in prepaid assets                                  (18,750)
   Increase in film inventory                               (1,362,714)
   Increase in accounts payable                                171,076
   Increase in accrued liabilities                               6,000
   Increase in accrued wages payable                            40,365
   Increase in deferred revenue                                 94,548
   Increase in federal and state income tax payable            284,200
                                                           ------------
    Total adjustments                                       (2,622,332)
                                                           ------------
    Net cash used in operating activities                   (2,188,384)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of long-lived assets                               (110,044)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Repayment of shareholder payable                                 (300)
 Proceeds from issuance of debt                              2,078,151
 Proceeds from issuance of capital stock                       300,000
                                                           ------------
    Net cash provided by financing activities                2,377,851
                                                           ------------

NET INCREASE IN CASH                                            79,423

CASH, BEGINNING OF PERIOD                                          107
                                                           ------------

CASH, END OF PERIOD                                        $    79,530
                                                           ============

Supplemental Disclosures of Cash Flow
 Information:
  Cash paid during the period for interest                 $    39,936
                                                           ============


See accompanying notes to financial statements.

FULL MOON UNIVERSE, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization:

Full Moon Universe, Inc. (formerly iSurrender.com) (the Company) was incorporated under the laws of the state of California and commenced operations on November 19, 1999. The Company is an independent producer of motion pictures that specializes in direct-to-video films. Additionally, the Company designs and wholesales toys based on characters in the films. A substantial portion of the Company's sales and accounts receivable are to a limited number of customers.

Summary of Significant Accounting Policies:

a. Cash -- Cash includes cash on hand, cash in banks, and short-term cash investments. Such balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

b. Equipment and web site development -- Equipment and web site development are stated at cost. Depreciation is computed using primarily the straight-line method over the assets' estimated service lives.

c. Concentrations of credit risk -- The Company grants credit to companies located throughout the United States. The Company expects to incur no significant losses related to granting such credit. The Company generally does not require collateral and its trade receivables are unsecured. Management has not experienced nor does it expect to incur losses from these receivables.

d. Income taxes -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting for Income Taxes." SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax return. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactments of changes in tax law or rates. There were no material temporary differences at the balance-sheet date, so no deferred tax assets or liabilities are reflected in the accompanying financial statements.

e. Interim financial data (unaudited) -- The unaudited financial information as of September 30, 2000, and for the nine-month period then ended, has been prepared on the same basis as the audited financial statements and, in the opinion of the Company's management, reflects all adjustments necessary for a fair presentation of the financial position and the results of operations for such interim periods in accordance with generally accepted accounting principles.


f. Earnings per common share -- Earnings per common share has been computed on the basis of the weighted average number of common shares outstanding during each period presented.

g. Estimates -- Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses.

FULL MOON UNIVERSE, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


NOTE 2 - FILM INVENTORIES:

Inventories related to film production (which include direct production costs, production overhead, and acquisition costs) are stated at the lower of amortized cost or net realizable value. Inventories are amortized on an individual product basis based on the proportion that current revenues bear to the estimated remaining total lifetime revenues. Estimates of total lifetime revenues and expenses are periodically reviewed. The Company expects to amortize 90 percent of film costs during the first year of release.

Film inventories are comprised of the following components, net of amortization of $282,677 at September 30, 2000:

      Released                        $      566,262
      Completed, but not released            293,398
      Currently in production                220,377
                                      ---------------
                                      $    1,080,037
                                      ===============

NOTE 3 - EQUIPMENT AND WEBSITE DEVELOPMENT:

Equipment and leasehold improvements consisted of the following:

      Office equipment          $      77,926
      Furniture and fixtures            3,792
      Website development              28,326
                  110,044
      Accumulated depreciation         (4,244)
                               ----------------
                               $      105,800
                               ================

NOTE 4 - NOTES PAYABLE:

The Company has the following notes payable:

Note payable to Capital Coast Partners, L.L.C. (CCP) with interest at 20 percent on balances owed less than $250,000 and 24 percent on balances exceeding $250,000. Beginning September 2000, monthly payments of $50,000 are required, to first be applied against any accrued interest or fees and thereafter against the principal balance. The note is to be paid in full on or before March 16, 2001. The note is personally guaranteed by the Company's majority shareholder, Charles Band. CCP has the right to purchase up to $200,000 of Full Moon Universe, Inc. common stock at any time from December 31, 2000, until December 31, 2001. The purchase price shall be in the form of debt forgiveness or, in the event that the Company owes CCP less than $200,000 at the time of conversion, then payment shall be made in the form of debt forgiveness, if any, and cash. The purchase price for the shares shall be at a 25 percent discount to the closing bid price for the shares for the 30 days prior to conversion.
The balance was $354,824 at September 30, 2000.

FULL MOON UNIVERSE, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)


NOTE 4 - NOTES PAYABLE (continued):


Note payable to Albert M. Zlotnick, the unpaid sum of all advances made on Master Note for Multiple Advances, with the maximum amount not to exceed $1,875,000, with interest at 9.5 percent. A payment of $500,000 plus accrued interest is due on January 30, 2001. A payment of $500,000 plus accrued interest is due on May 31, 2001. A payment of $375,000 plus accrued interest is due on September 30, 2001. The remaining unpaid principal, including all principal and accrued interest is payable on January 30, 2002. If the Share Exchange Agreement (note 7) is terminated, the unpaid principal and all accrued interest is due within 90 days. The note is secured by substantially all assets of the Company. The balance owed at September 30, 2000, was $1,623,328, including accrued interest of $23,328. Mr. Zlotnick is a majority shareholder of Cimarron-Grandview Group, Inc.

Note payable to Cimarron-Grandview Group, Inc. in the amount of $100,000.  The note is unsecured, noninterest bearing and is payable upon demand. The amount is included in current maturities of long-term debt.


NOTE 5 - PROVISION FOR INCOME TAXES:

The provision for income taxes differs from the amount of income tax determined by applying the applicable federal statutory rates as follows:

      Expected tax rates using statutory federal rates                34%
      Expected tax rates using statutory state rates                   5
                                                                   -------
            Effective tax rate                                        39%
                                                                   =======

NOTE 6 - RELATED-PARTY TRANSACTIONS:

The Company has a receivable from a Company owned entirely by Company's majority shareholder, Charles Band. The receivable relates to videos distributed by the related Company on behalf of Full Moon Universe, Inc. The balance owed was $1,339,272 at September 30, 2000.

The Company acquired accounts receivable and film inventory and assumed certain liabilities from a Company owned entirely by the Company's majority shareholder, Charles Band. The Company paid $460,000 to acquire accounts receivable of $55,390, film inventory of $541,360, and assumed liabilities (deferred revenues) of $136,750.

NOTE 7 - PROPOSED MERGER AND SHARE EXCHANGE AGREEMENT:

In August 2000 the Company entered into a Share Exchange Agreement with Cimarron-Grandview Group, Inc. (Cimarron) whereby Cimarron proposes to acquire all of the outstanding shares of the Company for authorized but yet unissued shares of Cimarron Common Stock. At the effective date of the Share Exchange and upon approval of the Companies' shareholders, Cimarron will be owned 85 percent by the Company's shareholders and 15 percent of existing Cimarron shareholders. The Share Exchange will be effective upon the filing to the Articles of Share Exchange with the Secretary of State of Washington.

                         FULL MOON UNIVERSE, INC.



                         Financial Statements and
                       Independent Auditors' Report

                            December 31, 1999


Contents



                                                                Page

INDEPENDENT AUDITORS' REPORT                                      2


FINANCIAL STATEMENTS:

Balance sheet                                                     3

Statement of income and retained earnings                         4

Statement of cash flows                                           5

Notes to financial statements                                   6-9

                        INDEPENDENT AUDITORS' REPORT



Board of Directors
Full Moon Universe, Inc.
Spokane, Washington


We have audited the accompanying balance sheet of Full Moon Universe, Inc. as of December 31, 1999, and the related statements of income and retained earnings and cash flows for the period from November 19, 1999 (inception) through December 31, 1999. These financial statements are the responsibility of the management of Full Moon Universe, Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Full Moon Universe, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the period from November 19, 1999 (inception) through December 31, 1999 in conformity with generally accepted accounting principles.



/s/ Lemasters & Daniels, PLLC



Spokane, Washington
August 30, 2000

FULL MOON UNIVERSE, INC.
BALANCE SHEETS

                                               December 31, March 31,     June 30,
                                                  1999         2000         2000
                                                            (Unaudited)  (Unaudited)
                                               ------------  ------------  ------------
Assets

CURRENT ASSETS:
  Cash                                         $       107   $    11,077   $   362,629
  Accounts receivable                                  -             -          58,531
  Contracts receivable                                 -         171,890        77,780
  Other receivables                                    -         165,344       325,624
  Note receivable, shareholder                         -             -          24,460
  Prepaid assets                                       -          25,000         1,200
                                               ------------  ------------  ------------
      Total current assets                             -         373,311       850,224

FILM INVENTORY, net of amortization of
  of $-0-, $126,174, and $185,145, respectively        -         714,295       888,019

EQUIPMENT AND WEBSITE DEVELOPMENT, net
  of depreciation of $-0-, $111 and $315, respe        -          18,092        28,852
                                               ------------  ------------  ------------

                                               $       107   $ 1,105,698   $ 1,767,095

Liabilities and Stockholders' Equity (Deficit)

CURRENT LIABILITIES:
  Accounts payable                             $       -     $    35,598   $   34,377
  Accrued wages                                        -          26,781        3,314
  Deferred revenue                                     -         236,750      110,841
  Federal and state income taxes payable               -         120,000      165,000
  Notes payable                                        -         156,210      903,070
  Shareholder payable                                 300         43,000          -
                                               ------------  ------------  ------------
      Total current liabilities                       300        618,339    1,216,602

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock--1,000,000 shares, no par value,
    authorized; -0-, 100,000, and 100,000
    shares issued and outstanding at
    December 31, 1999, March 31,
    2000, and June 30, 2000, respectively             -          300,000      300,000
  Retained earnings (deficit)                        (193)       187,359      250,493
                                               ------------  ------------  ------------
      Total stockholders' equity (deficit)           (193)       487,359      550,493
                                               ------------  ------------  ------------

                                               $       107   $ 1,105,698   $ 1,767,095
                                               ============  ============  ============



See accompanying notes to financial statements.

FULL MOON UNIVERSE, INC.
STATEMENTS OF INCOME


                                                Period from
                                                November 19,
                                                   1999         Three         Six
                                                (inception)    Months       Months
                                                  through       Ended        Ended
                                                December 31,   March 31,    June 30,
                                                   1999          2000         2000
                                                              (Unaudited)  (Unaudited)
                                               ------------  ------------  ------------


FILM EXPLOITATION REVENUES                     $       -     $   535,649   $   880,505

COST OF REVENUES, including film amortization          -         143,905       267,063
                                               ------------  ------------  -----------
GROSS PROFIT                                           -         391,744       613,442

SELLING, GENERAL AND ADMINISTRATIVE                    193        83,045       175,166
                                               ------------  ------------  ------------

INCOME (LOSS) FROM OPERATIONS                         (193)      308,699       438,276
                                               ------------  ------------  ------------


OTHER INCOME (EXPENSE):

  Interest income                                      -              63           67
  Interest expense                                     -          (1,210)      (22,657)
                                               ------------  ------------  ------------

                                                       -          (1,147)      (22,590)

INCOME (LOSS) BEFORE FEDERAL AND
  STATE INCOME TAXES                                  (193)      307,552       415,686

FEDERAL AND STATE INCOME TAXES                         -        (120,000)     (165,000)
                                               ------------  ------------  ------------

NET INCOME (LOSS)                              $      (193)  $    187,552  $   250,686
                                               ============  ============  ============




EARNINGS PER COMMON SHARE                      $       -     $       1.88  $      2.51
                                               ============  ============  ============






See accompanying notes to financial statements.

FULL MOON UNIVERSE, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                    Number of                  Retained
                                      Shares      Common       Earnings
                                   Outstanding     Stock       (Deficit)       Total
                                  ------------  ------------  ------------  ------------
BALANCES, NOVEMBER 19, 1999               -     $       -     $       -     $       -

DEDUCT:

   Net loss                                                          (193)         (193)
                                  ------------  ------------  ------------  ------------

BALANCES, DECEMBER 31, 1999               -             -            (193)         (193)

ADD (unaudited):

  Net income                              -             -          187,552      187,552
  Shares issued                       100,000       300,000            -        300,000
                                  ------------  ------------  ------------  ------------

BALANCES, MARCH 31, 2000
 (Unaudited)                          100,000       300,000        187,359     487,359

ADD (unaudited):

  Net income                              -             -           63,134      63,134
                                  ------------  ------------  ------------  ------------
BALANCES, JUNE 30, 2000
(Unaudited)                           100,000   $   300,000   $   250,493   $   550,493
                                  ============  ============  ============  ============























See accompanying notes to financial statements.

FULL MOON UNIVERSE, INC.
STATEMENTS OF CASH FLOWS

                                               Period from
                                               November 19,
                                                   1999         Three          Six
                                               (inception)      Months        Months
                                                 through        Ended         Ended
                                                December 31,   March 31,      June 30,
                                                   1999          2000          2000
                                                             (Unaudited)   (Unaudited)
                                               ------------  ------------  ------------

Increase (Decrease) in Cash

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                             $      (193)  $   187,552   $   250,686
 Adjustments to reconcile net income (loss) to
  net cash used in operating activities:
   Depreciation                                                                    315
   Amortization of film inventory                      -         126,174       185,145
   Increase in accounts receivable                     -             -         (58,531)
   Increase in contracts receivable                    -        (171,890)      (77,780)
   Increase in other receivables                       -        (165,344)     (325,624)
   Increase in film inventory                          -        (840,469)   (1,073,164)
   Increase in prepaid assets                          -         (25,000)        (1,200)
   Increase in accounts payable                        -          35,598         34,377
   Increase in accrued wages payable                   -          26,781          3,314
   Increase in deferred revenue                        -         236,750        110,841
   Increase in federal and state income tax            -         120,000        165,000
    Total adjustments                                  -        (657,289)    (1,037,307)
                                               ------------  ------------  ------------
    Net cash used in operating activities             (193)     (469,737)      (786,621)

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of long-lived assets                        -         (18,203)       (29,167)
 Increase in shareholder receivable                    -                        (24,760)
                                               ------------  ------------  ------------
    Net cash used in investing activities              -         (18,203)       (53,927)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of debt                        -         156,210        903,070
 Proceeds from note to shareholder                     -          42,700            -
 Proceeds from issuance of capital stock               -         300,000        300,000
                                               ------------  ------------  ------------
    Net cash provided by financing activities          -         498,910      1,203,070

NET INCREASE IN CASH                                   -          10,970        362,522

CASH, BEGINNING OF PERIOD                              -             107            107
                                               ------------  ------------  ------------
CASH, END OF PERIOD                            $       107   $    11,077   $   362,629
                                               ============  ============  =============
Supplemental Disclosures of Cash Flow
 Information:
 Cash paid during the period for interest      $       -     $        -    $     19,637
                                               ============  ============  =============

See accompanying notes to financial statements.

FULL MOON UNIVERSE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information for the Periods Ended March 31 and June 30, 2000, is Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization:

Full Moon Universe, Inc. (formerly iSurrender.com) (the Company) was incorporated under the laws of the state of California and commenced operations on November 19, 1999. The Company is an independent producer of motion pictures that specializes in direct-to-video films. A substantial portion of the Company's sales and accounts receivable are to a limited number of customers.

Summary of Significant Accounting Policies:

a. Cash -- Cash includes cash on hand, cash in banks, and short-term cash investments. Such balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

b. Equipment and web site development -- Equipment and web site development are stated at cost. Depreciation is computed using primarily the straight-line method over the assets' estimated service lives.

c. Concentrations of credit risk -- The Company grants credit to companies located throughout the United States. The Company expects to incur no significant losses related to granting such credit. The Company generally does not require collateral and its trade receivables are unsecured. Management has not experienced nor does it expect to incur losses from these receivables.

d. Income taxes -- The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes." FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax return. In estimating future tax consequences, FAS 109 generally considers all expected future events other than enactments of changes in tax law or rates. There were no material temporary differences at the balance-sheet dates, so no deferred tax assets or liabilities are reflected in the accompanying financial statements.

e. Interim financial data (unaudited) -- The unaudited financial information as of March 31, 2000 and June 30, 2000, are for the three and six months ended March 31, 2000 and June 30, 2000, has been prepared on the same basis as the audited financial statements and, in the opinion of the Company's management, reflects all adjustments necessary for a fair presentation of the financial position and the results of operations for such interim periods in accordance with generally accepted accounting principles.

f. Earnings per common share - Earnings per common share has been computed on the basis of the weighted average number of common shares outstanding during each period presented.

g. Estimates -- Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses.

FULL MOON UNIVERSE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information for the Periods Ended March 31 and June 30, 2000, is Unaudited)

NOTE 2 - FILM INVENTORIES:

Inventories related to film production (which include direct production costs, production overhead, and acquisition costs) are stated at the lower of amortized cost or net realizable value. Inventories are amortized on an individual product basis based on the proportion that current revenues bear to the estimated remaining total lifetime revenues. Estimates of total lifetime revenues and expenses are periodically reviewed. The Company expects to amortize 90 percent of film costs during the first year of release.

Film inventories are comprised of the following components, net of amortization of $-0-, $126,174, and $185,145 at December 31, 1999, March 31, 2000, and June
30, 2000, respectively:
                                  December 31,     March 31,      June 30,
                                      1999            2000          2000
                                  ------------   ------------  ------------
Released                          $     -          $295,315      $416,809
Completed, but not released             -           152,200        61,460
     Currently in production            -           266,780       409,750
                                  ------------   ------------  ------------
                                  $     -          $714,295      $888,019
                                  ============   ============  ============

NOTE 3 - EQUIPMENT AND WEBSITE DEVELOPMENT:

Equipment and leasehold improvements consisted of the following:

                                  December 31,     March 31,      June 30,
                                      1999            2000          2000
                                  ------------   ------------  ------------
     Office equipment             $     -        $     4,414    $     7,224
     Website development                -             13,789         21,943
                                        -             18,203         29,167
     Accumulated depreciation           -               (111)          (315)
                                  ------------   ------------  ------------
                                  $     -        $     18,092  $     28,852
                                  ============   ============  ============

NOTE 4 - NOTES PAYABLE:

The Company has the following notes payable:

Note payable to Capital Coast Partners, L.L.C. (CCP) with interest at 20 percent on balances owed less than $250,000 and 24% on balances exceeding $250,000. Beginning September, 2000, monthly payments of $50,000 are required, to first be applied against any accrued interest or fees and thereafter against the principal balance. The note is to be paid in full on or before March 16, 2001. The note is personally guaranteed by the Company's majority shareholder, Charles Band. CCP has the right to purchase up to $200,000 of Full Moon Universe, Inc. common stock at any time from December 31, 2000 until December 31, 2001. The purchase price shall be in the form of debt forgiveness or, in the event that the Company owes CCP less than $200,000 at the time of conversion, then payment shall be made in the form of debt forgiveness, if any, and cash. The purchase price for the shares shall be at a 25 percent discount to the closing bid price for the Shares for the 30 days prior to conversion. The balances were $-0-, $156,210, and $503,070 at December 31, 1999, March 31, 2000, and June 30, 2000,
respectively.

FULL MOON UNIVERSE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information for the Periods Ended March 31 and June 30, 2000, is Unaudited)

NOTE 4 - NOTES PAYABLE (Continued)

Note payable to Albert M. Zlotnick, the unpaid sum of all advances made on Master Note for Multiple Advances, with the maximum amount not to exceed $1,500,000, with interest at 9.5 percent. The note shall be repaid under the terms of the Share Exchange Agreement between Payee and Payor and its affiliated companies. The Payee shall advance certain amounts between July 14, 2000 and October 13, 2000, which total $1,500,000. If, at September 15, 2000, the Proxy Statement relating to the Share Exchange contemplated by the Reorganization Agreement shall not have been cleared by the Securities and Exchange Commission
(SEC) and Payee's legal counsel shall have determined, in his sole discretion, that it is unlikely that the Proxy Statement shall be approved because of the inability of Payor to provide disclosure requested by the SEC or, if at any time the business operations of Payee will make closing of the Share Exchange unlikely, then Payee shall have no further obligation to advance monies to Payor and all monies advanced to date shall become due within ninety days. See note
7. The balance owed was $-0-, $-0-, and $400,000 at December 31, 1999, March 31, 2000, and June 30, 2000, respectively.

NOTE 5 - PROVISION FOR INCOME TAXES:

The provision for income taxes differs from the amount of income tax determined by applying the applicable federal statutory rates as follows:

                                  December 31,     March 31,      June 30,
                                      1999            2000          2000
                                  ------------   ------------  ------------
Expected tax rates using
  statutory federal rates                -  %          34%          34%
Expected tax rates using
   statutory state rates                 -              5            5
                                  ------------   ------------  ------------
          Effective tax                  - %           39%          39%
                                  ============   ============  ============

NOTE 6 - RELATED-PARTY TRANSACTIONS:

The Company has a receivable from a Company owned entirely by Company's majority shareholder, Charles Band. The receivable relates to videos distributed by the related Company on behalf of Full Moon Universe, Inc. The balance owed was $-0-, $165,344, and $325,624 at December 31, 1999, March 31, 2000, and June 30, 2000,
respectively.

The Company acquired accounts receivable and film inventory and assumed certain liabilities from a Company owned entirely by the Company's majority shareholder, Charles Band. The Company paid $450,000 to acquire accounts receivable of $55,390, film inventory of $531,360 and assumed liabilities (deferred revenues) of $136,750.

The Company has a payable from its majority shareholder, Charles Band. The payable is due upon demand and does not accrue interest. The balance owed was $-0-, $43,000, and $-0- at December 31, 1999, March 31, 2000, and June 30, 2000,
respectively.

The Company has a receivable from its majority shareholder, Charles Band. The receivable is due August 30, 2000, and accrues interest at 8 percent. The balance was $-0-, $-0-, and $24,460 at December 31, 1999, March 31, 2000, and
June 30, 2000, respectively.

FULL MOON UNIVERSE, INC.
NOTES TO FINANCIAL STATEMENTS
(Information for the Periods Ended March 31 and June 30, 2000, is Unaudited)

NOTE 7 - PROPOSED MERGER AND SHARE EXCHANGE AGREEMENT:

In August 2000, the Company entered into a Share Exchange Agreement with Cimarron-Grandview Group, Inc. (Cimarron) whereby Cimarron proposes to acquire all of the outstanding shares of the Company for authorized but yet unissued shares of Cimarron Common Stock. At the effective date of the Share Exchange and upon approval of the Companies' shareholders, Cimarron will be owned 85 percent by the Company's shareholders and 15 percent of existing Cimarron shareholders. The Share Exchange will be effective upon the filing to the Articles of Share Exchange with the Secretary of State of Washington.